WORLD SURVEILLANCE GROUP AND LIGHTER THAN AIR SYSTEMS ENTER INTO SALES AND OPERATIONS SUPPORT AGREEMENT WITH DEFENSE CONTRACTOR US TECHNIK

Agreement Follows Operations and Training Support Conducted at Army Bases Supporting LTAS’ Aerostat Systems

KENNEDY SPACE CENTER, FL – July 30, 2013 (Marketwire) – World Surveillance Group Inc. (OTCQB: WSGI), a developer of lighter-than-air aerostats and unmanned aerial systems, announced today that WSGI and it’s wholly owned subsidiary, Lighter Than Air Systems Corp. (“LTAS”), have entered into an agreement with defense contractor US Technik, Inc. that makes it a sales contractor for the Blimp in a Box™ aerostat system (“BiB”) and other LTAS and WSGI products. Pursuant to the agreement, US Technik also is to provide sales and services support by acting on WSGI’s and LTAS’ behalf at marketing events, trade shows, and potential customer presentations and meetings, providing demonstrations of our products, and marketing our products in the U.S. and internationally to, among others, the defense, homeland security and first responder sectors. US Technik also has the right to provide post contract field services support, operations support and training to our customers relating to all of WSGI’s and LTAS’ products.

US Technik is a veteran owned, small business corporation headquartered in Colorado Springs, Colorado that works with government and commercial organizations to find product solutions and then to provide training and support related to such systems in the U.S. and abroad.  US Technik specializes in tactical aerostat capabilities, but also provides technology services, systems integration and managed services in addition to operational support and training for various products.

LTAS and US Technik jointly worked on the LTAS tactical aerostat systems operated by the U.S. Army’s Space and Missile Defense Command (“SMDC”) Battle Lab and worked with WSGI and LTAS by providing training and operations support for the Blimp in a Box systems to the U.S. Army. Subsequent to the operations and training on the initial SMDC aerostat system, LTAS delivered a second complete trailer-based launcher system along with two additional aerostats to SMDC. LTAS has also received orders from SMDC for upgrades to the two systems for a communications related payload system, powered tether and various other components.

LTAS has also received several additional orders recently: the first is for an aerostat and subsystem solution from Eglin Air Force Base; and the second is for a land-based versatile surveillance mast system from the Ventura County Public Health Department - Emergency Medical Services.

WSGI President and CEO, Glenn D. Estrella, stated “We look forward to further developing the business relationship we have with US Technik following our joint efforts with our Department of Defense customers and expanding our sales pipeline for the BiB and other products while also providing first class operations and training support. It is exciting to see LTAS’ continued sales procurement and execution, especially the follow-on orders which evidence customer satisfaction. We, along with LTAS, intend to pursue our current pipeline of opportunities for both LTAS’ tactical aerostat systems and our ground-based mast surveillance solutions in order to expand LTAS revenues and customer base.”

For additional information about WSGI, please visit www.wsgi.com.

For additional information on LTAS, please visit www.LTAScorp.com.

About World Surveillance Group Inc.

World Surveillance Group Inc. (OTCQB: WSGI) designs, develops, markets and sells autonomous, lighter-than-air advanced aerostats and UAS capable of carrying payloads that provide persistent intelligence, surveillance and reconnaissance (“ISR”), security and/or wireless communications solutions at low and mid altitudes. WSGI’s aerial assets are designed for integration with electronics systems and other high technology payloads for use by government-related and commercial entities that require real-time ISR or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief, maritime and environmental missions. For more information regarding WSGI, please visit www.wsgi.com, or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov.

About Lighter Than Air Systems Corp.

Lighter Than Air Systems Corp. (LTAS), a wholly owned subsidiary of World Surveillance Group Inc., provides critical aerial and land-based surveillance and communications solutions to government and commercial customers. LTAS systems are designed and developed in-house utilizing proprietary technologies and processes that result in compact, rapidly deployable aerostat solutions and mast-based systems. The LTAS systems have been proven to fulfill critical requirements of the military and law enforcement in the U.S. and internationally.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include those regarding the Company’s or LTAS’ relationships with US Technik, any of our customers or others, our ability to continue and/or expand such relationships, the ability of US Technik to sell any of LTAS’ or WSGI’s products or other performance under the agreement, our ability to expand our sales pipeline or execute on sales opportunities, the quality of any operational support services or training provided to our customers, LTAS ability to continue to procure and execute on sales, the satisfaction level or other feelings of our customers, the suitability of the LTAS products for any particular application, the ability of the LTAS products to satisfy customer demands or requirements or meet any specific challenges, the ability of the LTAS products to function in accordance with its design expectations, the capabilities, characteristics and advantages of, and costs related to, the LTAS products or the Company's other technology, products and services, the further advancement, development or commercialization of any of LTAS’ or the Company’s products, the ability of the Company or LTAS to secure business with new customers or grow revenues, and the ability of the Company to execute on its strategies or to accomplish any of its goals or objectives. The words "forecast," "project," "intend," "expect," “plan, ” "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Contact:	World Surveillance Group Inc.

321-452-3545

Barbara	M. Johnson
investors@wsgi.com